EXHIBIT 10.10

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is made and entered into as of October 12, 2007 (the "Effective Date") by and between: SKYE INTERNATIONAL, INC., a Nevada corporation with offices at 7701 East Gray Road, Suite 4, Scottsdale, Arizona 85260 ("Borrower"); and TED MAREK FAMILY TRUST dated May 28, 1999, Beverly A. Marek and Thaddeus Frank Marek, Trustees, with offices at 12210 North 76th Place, Scottsdale, Arizona 85260 ("Lender").

WHEREAS, Borrower desires to borrow from Lender, and Lender has agreed upon the terms and conditions herein to lend to Borrower, from time to time, cash in varying amounts and at varying times; and in consideration thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereby agree as follows:

1.    Loan. Borrower desires to borrow from Lender, from time to time, varying amounts of funds on an "as needed" basis (any individual amount of funds loaned, and all such funds together, being referred to herein as a "Loan"). Lender agrees to consider, upon Borrower's request the possibility of making any one or more Loans to Borrower. If Lender lends to Borrower, each resulting Loan shall be subject to this Agreement and be evidenced by the execution and delivery by Borrower of a secured convertible promissory note substantially in the form attached hereto as Exhibit "A" and incorporated herein by this reference (each, a "Note"; and collectively, "Notes"). The proceeds from each Loan shall be used by Borrower for general corporate purposes, as directed by Borrower's Board of Directors.

2.            Mandatory Issuance to Lender of Shares of Restricted Common Stock of Borrower; Issuance of Additional Shares Upon Optional Extension of Maturity Date. As a portion of the consideration to be paid by Borrower to Lender for the making of any Loan (i.e.. in addition to all of Borrower's additional obligations under this Agreement and under each Note), Borrower hereby covenants to issue to Lender one (1) share of the common stock. $.001 par value per share, of Borrower, for every Two Dollars ($2.00) of principal amount of each Loan (i.e. each time an additional Note is made by Borrower in favor of Lender. Borrower concomitantly shall issue common shares to Lender), the parties hereby acknowledging and agreeing that each and all such newly issued shares shall be: (i) deemed to be "restricted securities" as defined in applicable federal and state securities laws; (ii) issued to Lender immediately upon the execution and delivery of each corresponding Note: and (iii) shall, when issued, be deemed for all purposes to be shares that are fully paid-up and non-assessable. The parties further acknowledge and agree that, in accordance with Section 1(c) of each Note, Lender unilaterally shall have the right to extend the Maturity Date thereof by one (1) year, upon written notice of such extension given by Lender to Borrower on or prior to the original Maturity Date, and that, immediately upon the giving of such notice, if at all, Borrower shall issue to Lender additional shares of Borrower's common stock, also at the rate of one (1) share of common stock. $.001 par value per share of Borrower. for every Two Dollars ($2.00) of the original principal amount of the corresponding Note (i.e., without any increase in the corresponding Loan amount), such additional shares also to be deemed to be restricted securities that are fully paid-up and non-assessable immediately upon their issuance.

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3.           Certain Prerequisites to Loans. Lender shall have no obligation to make any Loan or Loans whatsoever to Borrower. If and to the extent that Borrower seeks any Loan and Lender desires to make a Loan or Loans, from time to time, then Borrower first shall ensure that the following conditions to the making of any Loan hereunder shall have been satisfied: (i) this Agreement and each corresponding Note shall have been duly executed and delivered to Lender, all in form and substance satisfactory to Lender; (ii) Borrower shall have furnished to Lender such financial statements and other corporate information of Borrower, financial and otherwise, as Lender may have requested; (iii) no Event of Default shall have occurred and be continuing under this Agreement; (iv) all representations and warranties contained in this Agreement or in any Note shall be true and correct; (v) Borrower shall have delivered to Lender such authorizations and other documents as may be requested by Lender to evidence Borrower’s authority to execute, deliver and perform this Agreement and each Note, including, without limitation, a Unanimous Consent of the Company’s Board of Directors approving the Loan, this Agreement and the Notes, all in form and substance satisfactory to Lender at Lender’s sole discretion; (vi) Borrower shall have provided to Lender evidence satisfactory to Lender of the existence of insurance coverage on Borrower’s properties, assets and business in such amounts and against such risks as Lender may deem appropriate in its sole discretion, with endorsements to all such insurance policies of Borrower naming Lender as a loss payee or an additional named insured; and (vii) Borrower shall have paid all of Lender’s costs and expenses, including reasonable fees of legal counsel, incurred in the preparation of this Agreement and each Note and any and all additional instruments and other documents that may be related hereto and thereto.

4.          Representations and Warranties, and Certain Covenants, of Borrower. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender, at the commencement of each Loan, during the term of each Loan, and throughout any and all renewals and extensions thereof, as follows: (i) Borrower is and shall remain duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is and shall remain authorized to conduct business in all jurisdictions in which Borrower’s ownership of property and transaction of business legally requires such authorization, except where the failure to be authorized to conduct business would not result in a material adverse effect upon Borrower’s business, and Borrower has and shall continue to have full power, authority and legal right to own its property and to transact business as presently transacted or proposed to be transacted; (ii) the execution, delivery and performance of this Agreement and of each Note by Borrower are and shall remain within the powers of Borrower and have been duly authorized by Borrower’s Board of Directors, and the same are not in contravention of law or the terms of Borrower’s organizational documents, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or any of Borrower’s assets are bound; (iii) this Agreement and each Note, when duly executed and delivered, shall constitute legal, valid and binding obligations of Borrower, and shall be fully enforceable in accordance with their respective terms; (iv) all financial statements and information that have been or may hereafter be furnished to Lender in connection herewith do and shall present fairly the financial condition of Borrower as of the dates thereof, for the periods for which the same are furnished, and shall be accurate, correct and complete in every material respect; (v) there is no action, suit, investigation or proceeding pending or, to Borrower’s knowledge, threatened against Borrower, as of the Effective Date, and Borrower hereby undertakes to notify Lender immediately in writing of the initiation of any such action suit, investigation or proceeding against Borrower; (vi) Borrower has timely filed and shall continue timely to file all tax returns and all securities law filings that are required to be filed (subject to permitted extensions), and has paid all taxes and other fees and charges due in accordance with such returns and other filings or otherwise due or pursuant to any assessment received by Borrower, and shall continue to do the same; (vii) Borrower holds and shall continue to hold all material licenses, permits, certificates, consents and franchises, and all necessary filings associated therewith have been made, in order for Borrower to carry on its business as now being conducted and to own or lease and operate its properties as now owned, leased or operated, and all such material licenses, permits, certificates, consents and franchises are and shall continue to be valid and in full force and effect; (viii) there is no material fact that Borrower has not disclosed to Lender that could have a material adverse effect on the properties, business, prospects or condition (financial or otherwise) of Borrower, and Borrower affirmatively undertakes to notify Lender in writing of the occurrence of any such fact, immediately upon occurrence; (ix) to Borrower’s knowledge, Borrower is not in violation of any law, rule, regulation, order or decree applicable to Borrower or its properties, and Borrower affirmatively undertakes to comply at all times with all applicable laws, rules and regulations; (x) no Event of Default has occurred and is continuing; and (xi) Borrower has obtained the advice of independent counsel, who has reviewed and negotiated this Agreement and the form of Note on behalf of Borrower prior to the execution and delivery hereof and thereof. All of the representations and warranties, and the covenants, made by Borrower herein, shall survive the delivery of this Agreement and of each Note, and any renewal and extension of any Loan or Loans made hereunder. All statements made by or on behalf of Borrower under or pursuant to this Agreement or any Note, or otherwise in connection with the transactions contemplated hereby, shall constitute representations and warranties made by Borrower hereunder.

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5.           Certain Events of Default. Each of the following shall constitute an Event of Default hereunder and under each Note: (i) any failure to pay when due any amount of principal or interest in accordance with the terms of this Agreement or of any Note, and the continuation of such default without cure for a period of ten (10) calendar days after written notice by Lender of the occurrence of such default; (ii) any failure to pay when due any other amount payable to Lender under the terms of this Agreement or of any Note, and the continuation of such default without cure for a period of ten (10) calendar days after written notice by Lender of the occurrence of such default; (iii) any default by Borrower in the performance or observance of any covenant or agreement contained in this Agreement or in any Note, or in any other agreement made in connection herewith or therewith, or in any other agreement or instrument delivered to Lender in connection with this Agreement or any Note, and the continuation of such default without cure for a period of ten (10) calendar days after written notice by Lender of the occurrence of such default; (iv) any representation or warranty made by Borrower to Lender, or any representation, statement, certificate, schedule or report made or furnished to Lender on behalf of Borrower, is false or erroneous in any material respect at the time of its making or otherwise ceases to be accurate in any material respect; (v) Borrower applies for or consents to the appointment of a receiver, trustee or liquidator of its properties, or admits in writing its inability to pay debts as they mature, or makes a general assignment for the benefit of creditors, or any material part of Borrower’s assets or properties is placed in the charge of a receiver, trustee or other officer or representative of a court or of creditors; (vi) Borrower is adjudged a bankrupt, or any voluntary proceeding is instituted by Borrower in insolvency or bankruptcy or for readjustment, extension or composition of debts, or for any other relief of debtors; (vii) any involuntary proceeding is instituted against Borrower in insolvency or for readjustment, extension, or composition of debts, which proceeding is not dismissed within ninety (90) days after the filing of the same; (viii) entry by any court of a final judgment against Borrower, or the institution of any levy, attachment, garnishment or charging order against Borrower, which has a material adverse effect, as determined by Lender in Lender’s reasonable judgment, on the financial condition of Borrower; or (ix) any default, event of default, or breach occurs with respect to or otherwise on the part of Borrower under or in connection with any other agreement between Lender and Borrower, including, without limitation, that certain Loan Agreement and corresponding 15% Convertible Debenture executed by Lender and Borrower as of September 1, 2007 (the parties also hereby agreeing that any default by Borrower under any Loan made hereunder shall create an Event of Default with respect to all Loans made hereunder, and with respect to all other agreements between Borrower and Lender, including the September 1, 2007 Loan Agreement and Debenture).

6.           Remedies. Upon the occurrence of any one or more Events of Default that have not been timely cured, Lender may, at its sole option, exercise any and all of the following rights and remedies, at Lender’s sole discretion, each and every one of which shall be cumulative and in addition to each other and to the additional rights arising on the part of Lender at law and in equity: (i) declare all sums owing under this Agreement and the corresponding Note or Notes to be immediately due and payable, without the need to wait for the occurrence of any deadline or other passage of time; (ii) terminate any or all of Lender’s obligations hereunder; (iii) exercise a right of offset against any and all property of Borrower in Lender’s custody or possession; (iv) without notice of default or demand, pursue and enforce any and all of Lender’s rights and remedies against Borrower, including, without limitation, any and all rights of Lender arising under this Agreement and any and all Notes; (v) exercise all rights of Lender under that certain Security Agreement made of even date herewith between Borrower and Lender, under which Borrower has granted to Lender a security interest in all of Borrower’s assets to secure performance of Borrower’s obligations to Lender under this Agreement and under each Note (the “Security Agreement”); and (vi) exercise any and all additional rights and remedies of Lender at law or in equity. Lender may waive any Event of Default, but only in a writing executed by Lender. Any Event of Default waived in a writing executed by Lender shall be deemed under this Agreement and under each Note to have been cured and not to be continuing; but no waiver shall waive the effect of any subsequent or different Event of Default.

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7.           General Provisions. Borrower and Lender further agree as follows:

7.1    Modification; Construction. No failure to exercise and no delay in exercising any right of Lender hereunder or under any Note shall operate as a waiver hereof or thereof, neither shall any single or partial exercise of any such right preclude any additional or further exercise thereof. The rights of Lender hereunder and under each Note shall be in addition to all other rights of Lender at law and in equity and those arising under any other instrument or other agreement, including the Security Agreement. No modification of any provision of this Agreement or of any Note or of the Security Agreement shall be effective unless made in a writing signed by Lender and Borrower. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Initially capitalized terms used but not defined in this Agreement shall have the meanings given to them, respectively, in the Note and in the Security Agreement.

7.2    Notices. Any and all notices and other communications required or permitted to be given under this Agreement or under any Note shall be given in writing and personally delivered or mailed by prepaid mail or overnight courier to the address of such party as provided at the beginning of this Agreement. Any such notice or other communication shall be deemed to have been given on the date that is: three (3) days after it has been mailed by prepaid certified or registered US Mail; one (1) day after it has been sent by overnight courier; on the same day on which it personally has been hand delivered; and if sent by other means, when actually received. Any party may change its address for notice purposes by giving notice of such change to the other party as provided herein.

7.3    Governing Law; Jurisdiction; Forum. This Agreement has been executed, delivered and accepted by Borrower and Lender in the State of Arizona; and the substantive laws of Arizona and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and of each Note. Any suit, action or proceeding against Borrower with respect to this Agreement or any Note may be brought in the Superior Court of Arizona located in Maricopa County, Arizona, or in the United States District Court for the District of Arizona, as Lender, in Lender’s sole discretion, may elect; and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waives any objections Borrower may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Note that may be brought in any such courts, and Borrower further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.4    No Oral Agreements; Invalid Provisions; Multiple Counterparts. THIS AGREEMENT AND EACH NOTE ISSUED HEREUNDER REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES AFFECTING THE SUBJECT MATTER OF THIS AGREEMENT OR OF THE NOTES OR THE SECURITY AGREEMENT. If any provision of this Agreement or of any Note is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and the remaining enforceable provisions shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from the remaining provisions. This Agreement and each Note may be executed in any number of counterparts, and any of the parties hereto may execute the same by signing any such counterpart.

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7.5    Waiver of Jury Trial; Enforcement Costs and Expenses to be Borne by Borrower. Borrower and Lender hereby mutually and irrevocably waive their right to a jury trial of any dispute that may arise out of or in connection with this Agreement, the parties instead irrevocably agreeing that any such dispute shall be resolved by a court of competent jurisdiction sitting without a jury. Borrower agrees to pay all costs of enforcement of this Agreement, including, without limitation, attorneys' fees and other costs incurred by Lender in addressing its claims against Borrower hereunder, regardless of whether a lawsuit is actually filed; and Borrower agrees to pay all of Lender's costs of preparation for suit, and proceeding with a suit, plus any and all additional attorney and other fees and costs Lender may incur in any proceeding under any bankruptcy or other similar federal or state law in connection with the obligations evidenced hereby. In the event of any court proceeding, court costs and attorneys' fees shall be set by the court and not by a jury and shall be included in any judgment obtained by the Lender.

7.6    Binding Effect; Assignable by Lender Only. This Agreement and each Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives: provided, however, that: (i) Borrower shall not, without the prior written consent of Lender, assign any rights, powers, duties or obligations hereunder or thereunder; but (ii) Lender shall he authorized to assign this Agreement and each and every Note to any other person, at Lender's sole discretion, without the consent of Borrower.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the Effective Date.

"BORROWER"	SKYE INTERNATIONAL, INC.,
a Nevada corporation

	By:	/s/ Mark D. Chester
Mark D. Chester, Chairman

"LENDER"	TED MAREK FAMILY TRUST dated May 28, 1999

	By:	/s/ Beverly A. Marek
Beverly A. Marek, Trustee

	By:	/s/ Thaddeus Frank Marek
Thaddeus Frank Marek, Trustee

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EXHIBIT “A”

TO LOAN AGREEMENT DATED OCTOBER 12, 2007 BETWEEN
SKYE INTERNATIONAL, INC. AND TED MAREK DEFINED BENEFIT PENSION PLAN

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE TO BE EXECUTED UPON
THE MAKING OF ANY LOAN UNDER THE LOAN AGREEMENT

THE SALE, TRANSFER OR OTHER DISPOSITION OF THIS NOTE, OR OF THE SHARES OF
COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, IS RESTRICTED.

SKYE International, Inc.

15% CONVERTIBLE SECURED PROMISSORY NOTE
1-YEAR MATURITY (OPTIONAL 2-YEAR MATURITY)

US $__________________	_____________, 20__
Phoenix, Arizona, USA

FOR VALUE RECEIVED, Skye International, Inc., a Nevada corporation with offices at 7701 East Gray Road, Suite 4, Scottsdale, Arizona 85260 (the "Company"), hereby promises unconditionally, as of ____________, 20__ (the “Effective Date”), to pay to the order of Ted Marek Defined Benefit Pension Plan dated December 23, 1993 and effective January 1, 1994, located at 9977 North 90th Street, Suite 220, Scottsdale, Arizona 85258 (“Holder”), the principal amount of _________________ Dollars (US $__________) together with interest on the principal balance outstanding from time to time under this instrument ("Note"), from and including the date hereof, until, but excluding, the date of payment, at a per annum rate equal to the "Stated Interest Rate" specified in Section 1(a), or, to the extent applicable, at the "Default Interest Rate" specified in Section 1(b), in accordance with the following terms and conditions:

1.           Contracted For Rate of Interest. The contracted for rate of interest of the indebtedness evidenced by this Note shall include and consist of the following, as applicable:

(a)          Stated Interest Rate. The "Stated Interest Rate" shall equal Fifteen Percent (15%) per annum, calculated on the basis of the actual number of days elapsed, assuming a 365-day year, applied to the outstanding principal balance of this Note from time to time. The principal balance outstanding hereunder shall bear interest at the Stated Interest Rate from the date of issuance of this Note through the date that is one day prior to the first to occur of the following events: (i) the unpaid principal balance, together with all accrued interest and other amounts payable hereunder, have been paid in full; (ii) the unpaid principal balance, together with all accrued interest and other amounts payable hereunder, have been converted into shares of the Company’s common stock as permitted in accordance with Section 7; or (iii) the passage of ten (10) days following the occurrence of one or more uncured Events of Default as defined in Section 4.

(b)          Default Interest Rate. The "Default Interest Rate" shall equal Eighteen Percent (18%) per annum, calculated on the basis of the actual number of days elapsed, assuming a 365-day year, applied to the outstanding principal balance of this Note from time to time. The principal balance outstanding hereunder shall bear interest at the Default Interest Rate beginning eleven (11) days after the date of occurrence of any uncured Event of Default, as defined in Section 4, and continuing until the first to occur of the following events: (i) the unpaid principal balance, together with all accrued interest and other amounts payable hereunder, have been paid in full; or (ii) the unpaid principal balance, together with all accrued interest and other amounts payable hereunder, have been converted into shares of the Company’s common stock as permitted in accordance with Section 7.

(c)          Monthly Payments of Interest Only; Payment in Full on Maturity Date (or Extended Maturity Date). Interest accrued on the principal balance of this Note shall be due and payable to Holder monthly, on the first day of each calendar month, beginning at the start of the first full calendar month following the Effective Date and continuing on the first day of each month thereafter until all obligations of the Company under this Note have been paid in full. The outstanding principal balance of this Note, together with all accrued but unpaid interest and all additional amounts payable hereunder, shall be due and payable in full on the date that is exactly one (1) year after the Effective Date (the "Maturity Date"); provided, however, that the Company shall not be required to repay such outstanding principal, interest or additional amounts if and to the extent that this Note has been converted by Holder, at Holder’s sole option, into shares of the Company's Common Stock as permitted under Section 7; and provided further, that the Holder unilaterally shall have the right to extend the Maturity Date by one (1) year (the “Extended Maturity Date”), upon written notice of such extension given by Holder to Company on or prior to the Maturity Date; and in the event of such extension, the Note shall be deemed for all purposes to have been issued originally with a two-year period of maturity.

2.          Application of Payments. All payments received by Holder with respect to the indebtedness evidenced hereby shall be applied: (i) first to Additional Sums (as hereinafter defined) and to any other non-interest charges and costs provided for in this Note; (ii) next, to accrued but unpaid interest at the Default Interest Rate, if and to the extent applicable; (iii) next, to accrued but unpaid interest at the Stated Interest Rate; and (iv) finally, to the unpaid principal balance outstanding hereunder from time to time.

3.           Prepayments. Payments of principal hereof may be made at any time, or from time to time, in whole or in part, prior to the Maturity Date (or the Extended Maturity Date, as applicable), without penalty, provided that all interest and other charges accrued through the date of prepayment are also paid in full, in accordance with Section 2. Notwithstanding any prepayment of principal hereof: (i) there shall be no change to the Maturity Date (or, if applicable, to the Extended Maturity Date) or to the amount of payments due hereunder unless Holder, in its sole and absolute discretion, agrees in writing to such change; and (ii) no terms and conditions of this Note shall be changed or affected in any manner whatsoever; and (iii) the Company's obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until this Note is converted into shares of the Company's Common Stock as permitted under Section 7, or until the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full, upon which, Holder shall deliver to the Company the original executed copy of this Note, marked "PAID" in bold lettering in a conspicuous location on the first page and on the signature page hereof.

4.           Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon any such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Holder, shall become immediately due and payable, without any notice to the Company, and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company:

(a)          Nonpayment of principal, interest or other amounts when the same become due and payable hereunder, if the Company does not cure such failure to pay within ten (10) days after the date such payment is due;

(b)          The dissolution, winding-up or termination of the existence of the Company or the sale or disposition of substantially all of the assets of the Company’s business;

(c)          The making by the Company of an assignment for the benefit of its creditors;

(d)          The appointment of (or application for appointment of) a receiver for the Company, or the involuntary filing against or voluntary filing by the Company of a petition or application for relief under federal bankruptcy law or under any similar federal or state law, which is not stayed or dismissed within 90 days of filing, or the issuance of any writ of garnishment, execution or attachment for service with respect to the Company or any property of the Company; or

(e)          Any other material breach by the Company of the terms and conditions of this Note.

5.          Additional Sums. The Company agrees to pay an effective, contracted for rate of interest equal to the rate of interest resulting from all interest payable as provided in this Note plus the additional rate of interest resulting from the “Additional Sums” as defined in the next sentence. All fees, charges, goods, things in action and any other sums or things of value, other than the interest resulting from the Stated Interest Rate and the Default Interest Rate, as applicable, paid or payable by the Company (collectively, the "Additional Sums") pursuant to this Note, that may be deemed to constitute interest for the purpose of any applicable laws that may limit the maximum amount of interest to be charged by a lender, shall be payable by the Company as, and shall be deemed actually to be, additional interest; and for such purposes only, the agreed upon and "contracted for rate of interest" payable under this Note shall be deemed increased by the rate of interest resulting from the imposition of the Additional Sums. The Company understands and believes that this transaction complies with all applicable laws of the State of Arizona; however, if any interest or other charges in connection with this Note are ever held by a court of competent jurisdiction to have exceeded the maximum amount of interest permitted by law, then the Company agrees that: (i) the amount of interest or charges payable pursuant under this Note shall be reduced to the maximum amount permitted by law; and (ii) any excess amount previously collected from the Company in connection with this Note that exceeded the maximum amount permitted by law shall be credited against the principal balance then outstanding hereunder.

6.          Waivers. Except as set forth in this Note, to the extent permitted by applicable law, the Company waives and agrees not to assert demand, diligence, grace, presentment for payment, protest, or notice of nonpayment, nonperformance, extension, dishonor, maturity, protest, acceleration or default. No failure to accelerate the indebtedness evidenced hereby upon a default hereunder, no acceptance of a past-due installment, and no other indulgence granted from time to time by Holder, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. Holder may extend the time for payment of, or renew, this Note; and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of the Company or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing executed by Holder and evidencing or constituting such extension, renewal, release or other indulgence. No delay or failure of Holder in exercising any right hereunder shall affect such right, neither shall any single or partial exercise of any right preclude further exercise thereof.

7.          Optional Conversion of All or Part of the Note into Common Stock of the Company.

(a)          Conversion Option of the Holder. The Holder may, at its option (the “Conversion Option”), convert all or any lesser amount of the unpaid principal amount of this Note plus all accrued but unpaid interest and Additional Sums outstanding hereunder into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at the conversion price ("Conversion Price") defined below. The right of conversion described in this Section 7(a) shall be exercisable by the Holder upon presentation by the Holder of written notice to the Company, along with the surrender of this Note to the Company, in exchange for the number of shares of Common Stock into which this Note is exchanged. The option arising under this Section 7(a) shall terminate only upon the Maturity Date or, if applicable, the Extended Maturity Date.

(b)          Conversion Price. Upon any exercise by the Holder of the Conversion Option described in Section 7(a), the outstanding principal amount of this Note, plus accrued and unpaid interest thereon, plus all unpaid Additional Sums, shall be converted into shares of the Company's Common Stock at the rate of Thirty-Five Cents (US $0.35) per share (the "Conversion Price"), subject to adjustment as hereinafter provided.

(c)          Adjustment Based Upon Stock Dividends, Combination of Shares or Recapitalization. In the event that the Company, at any time prior to the termination of the Conversion Option: (i) pays a stock dividend; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of its shares of Common Stock any other special capital stock of the Company, the Holder, upon surrender of this Note for conversion, shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned or would have been entitled to receive after the occurrence of any of the events described above had this Note been converted into the Common Stock immediately prior to such event.

(d)          Adjustment Based Upon Merger or Consolidation. In case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving entity and that does not result in any reclassification of or change in the outstanding Common Stock of the Company), or in case of any sale or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, the Holder shall have the right to convert this Note into the kind and amount of securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Note would have been convertible immediately prior thereto.

(e)          Corporate Status of Shares to be Issued. All shares of the Company's Common Stock that are issued upon the conversion of this Note shall, upon issuance, be fully paid and non-assessable.

(f)           Issuance of Stock Certificate. Upon any conversion of this Note, the Company promptly shall issue to the Holder a certificate or certificates representing the number of shares of its Common Stock to which the conversion relates.

(g)          Status of Holder of Note. This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company or to any rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Note or the shares issuable upon the conversion hereof unless and until this Note is converted. Upon any conversion of this Note, the Holder shall, to the extent permitted by law, be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Company may be closed or that the certificates representing such shares of Common Stock may not yet actually have been delivered.

(h)          Reserve of Shares. The Company shall reserve at all times out of its authorized shares of Common Stock a number of shares sufficient to enable it to comply with its obligation to issue shares of Common Stock upon the conversion of this Note.

(i)            Status Under Securities Laws.

(i)            Restricted Securities. This Note is, and the shares of Common Stock issuable upon conversion hereof shall be, "restricted securities" within the meaning of SEC Rule 144 promulgated under the Securities Act of 1933 (the "1933 Act"). Holder acknowledges and agrees that it is acquiring this Note and, upon conversion, the shares of Common Stock, without a view to the public distribution or resale of the Note or such shares in violation of applicable federal or state securities laws.

(ii)           No Registration. This Note has not been, and the shares of Common Stock issuable upon conversion hereof will not be, registered under the 1933 Act or under the securities laws of any other jurisdiction; and therefore, Holder must be able to hold the Note or the shares indefinitely without any transfer, sale or other disposition, unless they are subsequently registered under the 1933 Act and under the securities laws of other applicable jurisdictions or, in the opinion of counsel to the Company, registration is not required under such Act or laws as the result of an available exemption from registration.

(iii)          Legend. There shall be endorsed on the certificates evidencing any shares issued upon the conversion of this Note a legend substantially to the following effect:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED; AND AS A RESULT, SUCH SHARES ARE 'RESTRICTED SECURITIES' AS DEFINED BY SEC RULE 144 PROMULGATED UNDER THAT ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IN LIEU THEREOF, WITHOUT AN OPINION OF COUNSEL FOR THIS COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.

WITHOUT LIMITING THE FOREGOING, THE SHARES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH TRANSFER, SALE OR OTHER DISPOSITION DOES NOT VIOLATE THE SECURITIES LAWS OF ANY JURISDICTION OR THE RULES AND REGULATIONS THEREUNDER."

8.           General Provisions.

(a)          Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be construed so as to effectuate the other provisions hereof.

(b)          Amendment. This Note may not be changed, modified or terminated, neither shall any provision of this Note be waived, except by an agreement in writing signed by the party to be charged.

(c)          Binding Nature of Note; Assignment. The provisions of this Note shall be binding upon the Holder and the Company, and shall inure to the benefit of and bind the respective successors and assigns of the Holder and the Company. Neither the Company nor the Holder may assign or transfer this Note or assign or delegate any of his or its respective rights or obligations hereunder without the prior written consent of the other party in each instance.

(d)          Waiver of Jury Trial; Enforcement Costs and Expenses to be Borne by the Company. The Company and the Holder hereby mutually and irrevocably waive their right to a jury trial of any dispute that may arise out of or in connection with this Note, the parties instead irrevocably agreeing that any such dispute shall be resolved by a court of competent jurisdiction sitting without a jury. The Company agrees to pay all costs of enforcement of this Note, including, without limitation, attorneys’ fees and other costs incurred by Holder in addressing its claims against the Company hereunder, regardless of whether a lawsuit is actually filed; and the Company agrees to pay all of Holder’s costs of preparation for suit, and proceeding with a suit, plus any and all additional attorney and other fees and costs Holder may incur in any proceeding under any bankruptcy or other similar federal or state law in connection with the obligations evidenced hereby. In the event of any court proceeding, court costs and attorneys’ fees shall be set by the court and not by a jury and shall be included in any judgment obtained by the Holder.

(e)           Time of Essence. Time is of the essence of this Note and each and every provision hereof.

(f)           Controlling Law; Jurisdiction; Venue. This Note and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any conflicts-of-law provisions to the contrary. Any suit, action or proceeding against the Company with respect to this Note may be brought in the Superior Court of Arizona located in Maricopa County, Arizona, or in the United States District Court for the District of Arizona, as Holder, in Holder’s sole discretion, may elect; and the Company hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Company hereby irrevocably waives any objections the Company may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note that may be brought in any such courts, and the Company further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(g)          Notices. All notices, requests, demands and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given, made, and received: (i) when delivered against receipt; (ii) upon receipt of a facsimile transmission; (iii) one day following the day of deposit thereof, with delivery charges prepaid, with a national overnight delivery service; or (iv) three business days following the day of deposit thereof, with the United States Postal Service, by regular first class, certified or registered mail, return receipt requested, postage prepaid, in each case addressed as set forth in the first paragraph of this Note. Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 8(g) for the giving of notice.

(h)          Section Headings. The Section headings in this Note are for convenience only; they form no part of this Note and shall not affect its interpretation.

(i)           Number of Days. In computing the number of days for purposes of this Note, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday or holiday.

(j)           Loss or Destruction of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, or in the case of loss, theft or destruction of an indemnity satisfactory to it, and in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date.

(k)          Construction. The Company and Holder participated in the drafting of this Note, and this Note was reviewed by the respective legal counsel for the Company and Holder. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Note. The language of this Note shall be construed as a whole according to its fair meaning. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, without limitation.” No inference in favor of, or against, the Company or Holder shall be drawn from the fact that one party has drafted any portion hereof.

(l)           First Priority Security Interest Granted in All the Company’s Assets to Secure Performance. The performance of the Company’s obligations under this Note and under the Loan Agreement have been secured by a first priority security interest granted by the Company to the Holder, as more particularly specified in that certain Security Agreement between the Company and Holder, made and delivered of even date with the Loan Agreement.

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be duly executed, delivered and accepted as of the Effective Date.

Company

SKYE INTERNATIONAL, INC., a
Nevada corporation

[FORM ONLY - NOT FOR EXECUTION]
By:

Name: Mark D. Chester

Its: Chairman

ACCEPTED AND AGREED:

[FORM ONLY - NOT FOR EXECUTION]
By:

Holder: TED MAREK DEFINED BENEFIT PENSION PLAN
dated December 23 1993 and effective January 1, 1994

Name of Officer: _____________________________

Its: _______________________________________